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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 1, 2008

                         Revolutions Medical Corporation
             (Exact name of registrant as specified in its charter)

           Nevada                        000-28629                 73-1526138
----------------------------      -----------------------    -------------------
(State or other jurisdiction      Commission File Number)        IRS Employer
     of incorporation)                                       Identification No.)

           2073 Shell Ring Circle, Mt. Pleasant, South Carolina 29466
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (843) 971-4848
                                                          --------------


                                -----------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 8.01 below.


ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 8.01 below.


ITEM 8.01         OTHER EVENTS

As previously reported, on January 26, 2007 the Company entered into a Plan and Agreement of Reorganization with Clear Image Acquisition Corporation ("Acquisition Corp") for the acquisition by the Company of all of the assets of Acquisition Corp in exchange for the issuance by the Company, for the benefit of the holders of the Common Stock of Acquisition Corp., of 8,273,788 shares of the Company's Common Stock. The sole asset of Acquisition Corp was a block of 9,638,339 shares of the Common Stock of Clear Image. Clear Image was, and remains, a development stage company which has developed certain proprietary technology and patent pending for (i) differential coloring, by series, of MRI scans and (ii) auto-registration of the scan images. Also as previously reported, on March 26, 2007, the Company completed the acquisition of the sole asset of Acquisition Corp. pursuant to the Plan and Agreement of Reorganization of January 26, 2007 and thereby became the owner of the 9,638,339 shares of Clear Image, Inc..

From the Closing of the Plan and Agreement of Reorganization to mid-2008, the Company loaned Clear Image, Inc. $145,000, of which $71,000 was paid to the patent attorneys for the preparation and filing of the 4 patent applications in June, 2007, $10,000 was paid to Cambridge Medical Technology for R&D and $64,000 was paid to Strategic Product Development for product development and R&D.

By mid-2008 Clear Image required additional funding. Accordingly, the Company caused Clear Image, Inc. to make a PRO RATA rights offering, as a private placement, to the shareholders of Clear Image, Inc. The Company advised the other shareholders that it intended to convert its debt of $145,000 into shares in the offering, at the offering price of $.04 per share, and that if they did not participate, and the Company secured a holding of 90% or more of the issued and outstanding common stock, the Company would merge Clear Image into itself.

As events transpired, only two other shareholders elected to participate and the Company, as the result of its conversion from debt to equity, became the owner of 93.3% of the issued and outstanding shares of Clear Image, Inc.

On December 1, 2008 the Company (and Clear Image, Inc. as a 93.3% subsidiary) have filed Articles of Merger with the states of Nevada and Oklahoma. As a result, the assets and liabilities of Clear Image are now the assets and liabilities of the Company. Since the Company has previously filed consolidated financial statements including Clear Image, Inc. there is no change in the previously-issued financial statements.


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Under the terms of the merger, the former minority shareholders of Clear Image,
Inc., upon surrender of their share certificates, will receive $.04 per share, the same price as had been used in the rights offering.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 REVOLUTIONS MEDICAL CORPORATION


                                                 By: /s/ Rondald Wheet
Dated: December 1, 2008